 Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Bonanza Goldfields Corp. (the "Company") on Form 10-Q for the quarter ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Janney, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant	Bonanza Goldfields Corp.

Date: February 14, 2011	By:	/s/ David Janney
David Janney
Chairman, Chief Executive Officer (Principle Executive Officer, Principle Financial Officer)